UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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GENESCO INC.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

MARJORIE L. BOWEN

MARGENETT MOORE-ROBERTS

DAWN H. ROBERTSON

HOBART P. SICHEL

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein (collectively, “Legion”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of Genesco Inc., a Tennessee corporation (the “Company”).

Item 1: On July 1, 2021, Legion issued the following press release:

Legion Partners Reinforces the Need for Additional Board Change at Genesco Following the Company’s Latest Attempt to Distract and Mislead Shareholders

LOS ANGELES--(BUSINESS WIRE)--Legion Partners Asset Management, LLC (together with its affiliates, “Legion Partners” or “we”), which collectively with the other participants in its solicitation beneficially owns approximately 5.9% of the outstanding common shares of Genesco, Inc. (NYSE: GCO) (“Genesco” or the “Company”), today issued the below statement in an effort to address the Company’s July 1st press release and focus shareholders’ attention on the need for boardroom change. Legion Partners is seeking to elect four highly-qualified and independent candidates – Marjorie L. Bowen, Margenett Moore-Roberts, Dawn H. Robertson and Hobart P. Sichel – to Genesco’s nine-member Board of Directors (the “Board”) at the upcoming Annual Meeting of Shareholders (the “Annual Meeting”) on July 20, 2021. Learn about how to vote on the WHITE proxy card by visiting www.GCOForward.com.

Chris Kiper and Ted White, Legion Partners’ Managing Directors, commented:

“We urge our fellow shareholders to see through the smoke screen that Genesco is trying to create as this contest enters the home stretch. Rather than acknowledge the Company’s many years of underperformance and commit to enacting long-overdue governance enhancements and necessary operational improvements, the current Board is trying to divert attention away from substantive issues by disseminating an array of self-serving misrepresentations.

The reality is that Legion Partners sought to engage in good faith with Genesco prior to publicly announcing our nominations and we made multiple attempts to reach a settlement for one designee, provided that twenty-year director Matthew C. Diamond step down in 2022. In addition, we have worked with our nominees to share thoughtful, value-enhancing ideas pertaining to capital allocation, governance practices, operations, e-commerce and marketing, the supply chain and Genesco’s ideal areas of focus. We believe the current Board has continually impugned its credibility by stating we have not engaged to avert an election contest and we have not set forth a clear potential strategy. The incumbents are spending $8.5 million of shareholders’ resources on external advisors in order to craft and promote these distortions, representing a blatant misallocation of capital.

The current Board’s second press release today, which includes seemingly absurd arguments about Genesco’s share price movements, may be the most damning instance of its apparent desperation. The fact is Genesco’s shares have been appreciating over the course of the past several months as the pandemic has eased. We suspect Genesco’s most recent share price appreciation is largely the result of shareholders anticipating more boardroom changes and expressing enthusiasm for our slate’s vision for reversing years of underperformance.

In our view, shareholders should simply be focused on answering the following question at this point in time: Is change needed in Genesco’s highly interconnected boardroom and are our expert nominees the right change agents? We believe change is clearly needed based on the following:

•	Chronic Underperformance - The Company has dramatically underperformed relative to its peers and relevant indices over an array of time horizons. We suspect long-term shareholders are well aware that a dollar invested in Genesco a decade ago has barely appreciated and that a dollar invested five years ago is actually worth less today. This is because Genesco’s management is not executing a winning strategy.

•	Concerning Corporate Governance - We believe the Company has exhibited a fundamental disregard for sound corporate governance by keeping stale directors in place, maintaining a combined Chairman and Chief Executive Officer position, and sustaining a misaligned executive compensation program supported by a flawed conglomerate structure. Although the Company has unveiled a newfound interest in environmental, social and governance (“ESG”) principles following our nomination, we have exposed this as a reactionary ploy and our nominees have outlined much more specific initiatives.

•	Considerable Interlocks Among Insiders - The Board has been consistently comprised of individuals with direct connections to other directors and Company executives, creating an apparent lack of independent and diverse perspectives. This is especially glaring when considering that McKinsey veteran Joanna Barsh, who is currently Chair of Genesco’s Compensation Committee, has presided over millions of dollars in pay to her fellow McKinsey alumni.

•	Deep Undervaluation - The Company’s shares have traded at a persistent discount to both footwear retailers and footwear brands for years, signaling to us the chilling effect of the Company’s existing value-destroying conglomerate structure.

•	Neglect for the Core Business - Journeys, which is the Company’s largest segment, has been substantially under-managed for years based on a review of management’s inaction and inability to implement modern retailing practices.

•	Bloated Costs - Costs have remained elevated at excessive levels even as margins have shrunk and while there have been years of promises about cost cuts, selling, general and administrative costs are well above peers.

•	Illusory Synergies - The Company’s underlying footwear businesses have weak synergies and low strategic value to one another, as evidenced by years of operating margins below peers.

•	Seemingly Misleading Attacks on Our Nominees - The Company’s June 18th letter includes disingenuous side-by-side comparisons of the incumbents versus our nominees. We believe it impugns the Board’s credibility for it to mischaracterize our nominees’ backgrounds and omit important details pertaining to their successful track records.

We firmly believe our nominees are the right individuals to address these issues and help Genesco transform into a footwear business that thrives in the highly-competitive, increasingly-digital retail environment:

•	Marjorie L. Bowen - In addition to possessing considerable capital markets expertise and corporate governance acumen, Ms. Bowen has a proven record of applying her experience to deliver value-enhancing outcomes for Genesco shareholders. When Ms. Bowen was a Genesco director in 2018, she applied her capital markets background and transaction experience to the Company’s strategic alternatives process – which resulted in the sale of the non-synergistic Lids business and provided a runway for value-enhancing share repurchases. This experience would be invaluable if the Board were to consider new ways to refine the Company’s costly and cumbersome conglomerate model.

•	Margenett Moore-Roberts - We believe Ms. Moore-Roberts possesses a rare blend of customer engagement, digital marketing, ESG and DEI experience and a vision for helping Genesco develop value-generating relationships with key stakeholders, including younger and socially-engaged consumers. When Ms. Moore-Roberts served as Vice President and Global Head of Inclusive Diversity at Yahoo!, she established the company’s first Office of Inclusive Diversity and a global Center of Excellence. She oversaw the implementation of a number of policies and procedures that filtered into business lines and operations during a period of strong top-line growth at Yahoo!

•	Dawn H. Robertson - Ms. Robertson is a proven retail leader with deep experience across merchandising, marketing, e-commerce and operations from her time at companies such as Old Navy, OCM, May Dept Stores and Macy’s. When Ms. Robertson was President of Macys.com, she led the development, launch and growth of its e-commerce sales. As President of Old Navy, she drove significant sales and improved EBITDA, including strong e-commerce performance. This is exactly the type of experience Genesco’s brands need given the large younger customer shift to digital.

•	Hobart P. Sichel - Mr. Sichel has the analytical background of a retail-focused consultant and the practical experience of a highly-successful operator, positioning him to help Genesco find operational efficiencies while still targeting growth at the operating brand level. Mr. Sichel previously worked at Burlington Stores from 2011 to 2019, where he served as Executive Vice President and Chief Marketing Officer. He was a key member of the leadership team that turned the business around and ignited sales growth prior to an initial public offering. He has the ideal background for helping Genesco identify efficiencies while still pursuing growth – especially e-commerce growth – during a transformation period.

We believe when all the facts and nominee qualifications are objectively assessed, it will be clear that our director candidates are best suited to build a stronger Genesco inside and outside of the boardroom.”

***

Please visit www.GCOForward.com to view important materials.

If you have any questions or require assistance as you consider how to vote, please contact Legion Partners’ proxy solicitor Kingsdale Advisors at GCO@kingsdaleadvisors.com.

***

About Legion Partners

Legion Partners is a value-oriented investment manager based in Los Angeles, with a satellite office in Sacramento, California. Legion Partners seeks to invest in high-quality businesses that are temporarily trading at a discount, utilizing deep fundamental research and long-term shareholder engagement. Legion Partners manages a concentrated portfolio of North American small-cap equities on behalf of some of the world’s largest institutional and high-net-worth investors. Learn more at www.LegionPartners.com.

Contacts

For Investors:

Kingsdale Advisors
Michael Fein / Lydia Mulyk, 646-651-1640
mfein@kingsdaleadvisors.com / lmulyk@kingsdaleadvisors.com

For Media:

MKA
Greg Marose / Bela Kirpalani, 646-386-0091
gmarose@mkacomms.com / bkirpalani@mkacomms.com

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Item 2: Also on July 1, 2021, the following statements by Christopher Kiper, Co-Founder and Managing Director of Legion Partners Holdings, relating to the Company, from “Genesco seeks to ‘set the record straight’ as proxy fight with activist investor escalates” were published by Nashville Business Journal:

Legion co-founder Chris Kiper said Legion reinitiated its investment in Genesco in early 2021 to improve the company’s operations and revenue.

“We didn’t feel enough change would happen without significant board change.”

Kiper said Legion wants to use its nominees to help increase Genesco’s earnings per share to $13 and improve Journeys, a Genesco brand, by implementing what he called more modern retailing practices.

Item 3: Also on July 1, 2021, Legion uploaded the following materials to https://www.gcoforward.com:

GCOForward Home Nominees Investor Resources About Legion Contact

Legal Disclaimer

The views expressed on this website represent the opinions of Legion Partners Holdings, LLC and the other participants in the solicitation (collectively, the "Participants"), which beneficially own shares of Genesco Inc. (the "Company") and are based on publicly available information with respect to the Company. The Participants recognize that there may be confidential information in the possession of the Company that could lead it or others to disagree with the Participants' conclusions. The Participants reserve the right to change any of the opinions expressed herein at any time as they deem appropriate and disclaim any obligation to notify the market or any other party of any such changes. The Participants disclaim any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by the Participants herein are based on assumptions that the Participants believe to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. The Participants currently beneficially own shares of the Company. It is possible that there will be developments in the future that cause the Participants from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Although the Participants believe the statements made in this website are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, the Participants make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and the Participants expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of the Participants.

This website may not be deemed to constitute solicitation material and is intended solely to inform shareholders so that they may make an informed decision regarding the proxy solicitation, as explained in greater detail below.

Cautionary Statement Regarding Forward-Looking Statements

The materials on this website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Participants. Although the Participants believe that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The Participants will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

LEGION PARTNERS HOLDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Legion Partners Holdings, Legion Partners, L.P. I, a Delaware limited partnership ("Legion Partners I"), Legion Partners, L.P. II, a Delaware limited partnership ("Legion Partners II"), Legion Partners, LLC, a Delaware limited liability company ("Legion Partners GP"), Legion Partners Asset Management, LLC, a Delaware limited liability company ("Legion Partners Asset Management"), Christopher S. Kiper, Raymond T. White, Marjorie L. Bowen, Margenett Moore-Roberts, Dawn H. Robertson and Hobart P. Sichel.

As of the date hereof, Legion Partners I directly beneficially owns 841,197 shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock"). As of the date hereof, Legion Partners II directly beneficially owns 47,383 shares of Common Stock. As the general partner of each of Legion Partners I and Legion Partners II, Legion Partners GP may be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As the investment advisor of each of Legion Partners I and Legion Partners II, Legion Partners Asset Management may be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As of the date hereof, Legion Partners Holdings directly beneficially owns 100 shares of Common Stock and, as the sole member of each of Legion Partners Asset Management and Legion Partners GP, Legion Partners Holdings may also be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, each of Messrs. Kiper and White may be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II and 100 shares of Common Stock held of record by Legion Partners Holdings. As of the date hereof, Ms. Moore-Roberts directly beneficially owns 75 shares of Common Stock. As of the date hereof, none of Mses. Bowen and Robertson or Mr. Sichel own beneficially or of record any securities of the Company.

I have read and agree to the terms of this website.

I AGREE

Item 4: Also on July 1, 2021, Legion uploaded the following materials to https://legionpartners.com/articles: